As filed with the Securities and Exchange Commission on April 16, 2007.

Registration No. 333-_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_____________________

Semtech Corporation

(Exact name of registrant as specified in its charter)

Delaware	95-2119684
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification Number)

200 Flynn Road, Camarillo, California 93012 (805) 498-2111 (Address of Principal Executive Offices)
Long-Term Stock Incentive Plan
(Full title of the plan)
Mohan R. Maheswaran	Copies to:
President & Chief Executive Officer	Robert A. Miller, Jr., Esq.
Semtech Corporation	Paul, Hastings, Janofsky & Walker LLP
200 Flynn Road	515 South Flower Street
Camarillo, California 93012	Los Angeles, California 90071
(805) 498-2111	(213) 683-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common Stock, $0.01 par value	3,097,800	$13.55	$41,975,190	$1,288.64

(1) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended, based on the average of the high and low prices as quoted on NASDAQ on April 11, 2007 of $13.55 per share.

(2) Pursuant to Rule 416 promulgated under the Securities Act, there are also registered hereunder such indeterminate number of additional shares as may be issued under the Long-Term Stock Incentive Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

STATEMENT UNDER GENERAL INSTRUCTION E – REGISTRATION OF ADDITIONAL SECURITIES

Pursuant to General Instruction E (Registration of Additional Securities) of Form S-8, Semtech Corporation hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission:

(a)	The Registrant’s Registration Statement on Form S-8, Registration Number 333-80319, filed with the Commission on June 9, 1999;
(b)	The Registrant’s Registration Statement on Form S-8, Registration Number 333-118804, filed with the Commission on September 3, 2004;
(c)

The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 28, 2007 filed on April 13 2007 with the Commission, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(d)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since January 28, 2007.

In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission.

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits
Exhibit
4.1

Long-Term Stock Incentive Plan, as amended and restated, incorporated by reference from Exhibit 10.6 to the Company’s Form 10-K for its fiscal year ended January 28, 2007, filed with the Commission on April 13, 2007.

5.1	Opinion and Consent of Paul, Hastings, Janofsky & Walker LLP as to legality of securities being registered.
23.1	Consent of independent registered public accounting firm.
23.2	Consent of Paul, Hastings, Janofsky & Walker LLP is contained in Exhibit 5.
24.1	Power of Attorney (included herein on the signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camarillo, State of California, on April 12, 2007.

SEMTECH CORPORATION

By: /s/ Mohan R. Maheswaran
Mohan R. Maheswaran, President and
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Mohan Maheswaran and Emeka Chukwu, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Mohan R. Maheswaran Mohan R. Maheswaran	President, Chief Executive Officer, and Director (Principal Executive Officer)	April 12, 2007
/s/ Emeka Chukwu Emeka Chukwu	Vice President-Finance, Chief Financial Officer (Principal Financial and Accounting Officer)	April 12, 2007
/s/ Rockell N. Hankin Rockell N. Hankin	Chairman of the Board and Director	April 12, 2007
/s/ Glen M. Antle Glen M. Antle	Director	April 12, 2007
/s/ W. Dean Baker W. Dean Baker	Director	April 12, 2007
/s/ James P. Burra James P. Burra	Director	April 12, 2007
/s/ Bruce C. Edwards Bruce C. Edwards	Director	April 12, 2007
/s/ James T. Lindstrom James T. Lindstrom	Director	April 12, 2007
/s/ John L. Piotrowski John L. Piotrowski	Director	April 12, 2007
John D. Poe	Director
/s/ James T. Schraith James T. Schraith	Director	April 12, 2007

EXHIBIT INDEX

Exhibit
4.1

Long-Term Stock Incentive Plan, as amended and restated, incorporated by reference from Exhibit 10.6 to the Company’s Form 10-K for its fiscal year ended January 28, 2007, filed with the Commission on April 13, 2007.

5.1	Opinion and Consent of Paul, Hastings, Janofsky & Walker LLP as to legality of securities being registered.
23.1	Consent of independent registered public accounting firm.
23.2	Consent of Paul, Hastings, Janofsky & Walker LLP is contained in Exhibit 5.
24.1	Power of Attorney (included herein on the signature page).